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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233042

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 6, 2019)

$150,000,000

          % Convertible Senior Notes due 2025

Mesa Laboratories, Inc.

We are offering $150,000,000 aggregate principal amount of our          % convertible senior notes due 2025. In addition, we have granted underwriters an option, which is exercisable within 13 days from, and including, the date of original issuance of the notes, to purchase up to an additional $22,500,000 aggregate principal amount of notes.

We will pay interest on the notes at an annual rate of          %, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020. The notes will mature on August 15, 2025, unless earlier converted or repurchased by us.

Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the "measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; and (4) at any time from, and including, April 15, 2025 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is               shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $               per share, and is subject to adjustment as described in this prospectus supplement. If a "make-whole fundamental change" (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

We may not redeem the notes at our option before maturity.

If a "fundamental change" (as defined in this prospectus supplement) occurs, then noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

Concurrently with this offering, we are also offering to the public 375,000 shares of our common stock (or 431,250 shares of our common stock if the underwriters of that offering exercise their option in full to purchase additional shares), which we refer to herein as the "Concurrent Offering," pursuant to a separate prospectus supplement. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering. We cannot assure you that the Concurrent Offering will be completed or, if completed, on what terms it will be completed. The completion of this offering is not contingent on the closing of the Concurrent Offering (nor is the completion of the Concurrent Offering contingent on the closing of this offering).

The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on Nasdaq under the symbol "MLAB." On August 5, 2019, the last reported sale price of our common stock was $256.62 per share.

	PER NOTE	TOTAL
Public offering price(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)
Plus accrued interest, if any, from August      , 2019, if settlement occurs after that date.

An investment in the notes involves risks. See "Risk Factors" beginning on page S-13.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon the conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about                         , 2019.

Joint Book-Running Managers

Jefferies	J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is                         , 2019.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which describes more general information about securities we may offer from time to time, some of which does not apply to this offering of notes. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement or any related free writing prospectus differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus.

Except as the context otherwise requires, in this prospectus supplement and the accompanying prospectus, the terms "we," "us," "our," "the Company," "Mesa," and "Mesa Labs" refer to Mesa Laboratories, Inc. and its consolidated subsidiaries.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

For investors outside of the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, any related free writing prospectus or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.

We and the underwriters have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. Neither we nor the underwriters take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. We and the underwriters are not making an offer of the notes in any jurisdiction where the offer is not permitted. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide you is accurate only as of its date, regardless of its time of delivery or of any sale of notes. Our business, financial condition, results of operations and prospects may have changed since that date. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of that document.

 FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we authorize to be delivered to you are "forward-looking statements" within the meaning of the U.S. federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: management's plans and strategies for future operations, including statements relating to anticipated operating performance, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, strategic opportunities, and dividends; growth trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing thereof; outstanding claims, legal proceedings, and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the anticipated timing of any of the foregoing; the successful completion of this offering and the Concurrent Offering; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa Labs intends or believes will or may occur in the future. Terminology such as "believe," "anticipate," "should," "could," "intend," "will," "plan," "expect," "estimate," "project," "target," "may," "possible," "potential," "forecast" and "positioned" and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the following:

  ▪
  We have not identified any specific use of the net proceeds of this offering or the Concurrent Offering.

  ▪
  Conditions in the global economy, the particular markets we serve and the financial markets may adversely affect our business and financial statements.

  ▪
  Significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies, tariffs and the reaction of other countries thereto, could have an adverse effect on our business.

  ▪
  Our growth could suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.

  ▪
  We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce prices for our products and services.

  ▪
  Our growth depends in part on the timely development and commercialization, and customer acceptance, of enhanced and, to a lesser extent, new products and services based on technological innovation.

  ▪
  Our reputation, ability to do business and financial statements may be impaired by improper conduct by any of our employees, agents or business partners.

  ▪
  Certain of our businesses are subject to extensive regulation by the United States Food and Drug Administration and by comparable agencies of other countries, as well as laws regulating fraud and abuse in the health care industry and the privacy and security of health information. Failure to comply with those regulations could adversely affect our reputation, ability to do business and financial statements.

  ▪
  The health care industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, which could adversely affect our financial statements.

  ▪
  Any inability to consummate acquisitions at our historical rate and at appropriate prices, and to make appropriate investments that support our long-term strategy, could negatively impact our growth rate and stock price.

  ▪
  Our acquisition of businesses, investments, joint ventures and other strategic relationships could negatively impact our financial statements.

  ▪
  Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business, reputation and financial statements.

  ▪
  Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our financial statements and our business, including our reputation.

  ▪
  If we do not or cannot adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights.

  ▪
  The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems manufacturing products, our reputation, business and financial statements could suffer.

  ▪
  The Concurrent Offering may not be completed on the terms described herein, or at all.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments, or otherwise.

See "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (the "2019 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference into this prospectus supplement and the accompanying prospectus and the "Risk Factors" section in this prospectus supplement and the accompanying prospectus for a further discussion regarding some of the reasons that actual results may be materially different from those that we anticipate.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.mesalabs.com/investor-relations. Our website is not a part of this prospectus supplement or the accompanying prospectus.

 INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below filed by Mesa Labs and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  ▪
  Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as filed with the SEC on June 3, 2019, including Amendment No. 1 thereto, as filed with the SEC on July 18, 2019;

  ▪
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, as filed with the SEC on July 30, 2019;

  ▪
  Current Reports on Form 8-K filed on May 10, 2019 and June 5, 2019;

  ▪
  Current Report on Form 8-K/A filed on August 5, 2019; and

  ▪
  The description of our common stock contained in our Registration Statement on Form 8-A filed on April 2, 1984, including any amendments or reports filed for the purpose of updating such description, and as amended and superseded by the disclosure in "Description of Capital Stock" in the accompanying prospectus.

The foregoing list of documents supersedes and replaces the list set forth under "Where You Can Find More Information" in the accompanying prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, CO 80228
Attention: Investor Relations
303-987-8000

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before making an investment. You should read this entire prospectus supplement and accompanying prospectus, including the "Risk Factors" section in this prospectus supplement, the accompanying prospectus and the 2019 10-K, as well as our consolidated financial statements and the related notes thereto and the other documents incorporated by reference, which are described under "Where You Can Find More Information" on page S-4.

Mesa Laboratories, Inc.

Mesa Laboratories, Inc. designs, manufactures and markets quality control products and services. We are committed to solving some of the most critical quality control challenges in the pharmaceutical, healthcare, industrial safety, environmental, and food and beverage industries. Our business consists of four segments: Sterilization and Disinfection Control; Instruments; Cold Chain Monitoring; and Cold Chain Packaging, which we plan to exit no later than March 31, 2020.

Our philosophy is to manufacture products of exceptional quality and provide a high level of ongoing service for those products. Our revenues come from product sales, which includes hardware and software, and consumables; as well as services, which include installation, discrete maintenance services, and ongoing maintenance contracts. Our strategic goals are to continue to grow revenues and profits through three key strategies:

  ▪
  improving our commercial channels,

  ▪
  introducing new products to the market, and

  ▪
  seeking out companies or product lines to acquire.

As a business, we commit to our purpose of Protecting the Vulnerable™ every day by taking a customer-focused approach to developing, building, and delivering our products. We serve a broad set of industries that require dependable quality control and calibration solutions to ensure the safety and efficacy of the products they use, and by delivering the highest quality products possible, we are committed to protecting environment, products, and people.

In addition, during the year ended March 31, 2019, we continued to develop and implement The Mesa Way, which is our customer-centric, lean-based system for continuously improving and operating a set of high-margin, niche businesses. The Mesa Way is based on four pillars:

  ▪
  Measure what matters: We use "True North," our customer's perspective, to measure what matters most to customers and to set high standards for performance. We manage to leading indicators, whenever possible, which drives us to proactively avoid problems before they are apparent to our customers.

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  Empower Teams: We move decision making as close to the customer as possible and provide the structure and real-time communication forum to align the whole organization towards surpassing customer expectations.

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  Steadily Improve: We leverage a common and proven set of lean-based tools to identify the root cause of opportunities, prioritize our biggest opportunities, and enable change to be embraced and implemented quickly.

  ▪
  Always Learn: We ensure that improvements are sustained, enabling us to raise performance expectations and repeat the cycle of improvement. Equally, this cycle strengthens the Mesa team by providing endless learning opportunities for our employees and helps us to become an employer of choice in our communities.

Part of our strategy is to grow our business through acquisitions of strategically complementary businesses and we typically have a pipeline of numerous acquisition opportunities at differing stages of evaluation. We seek to acquire companies that have leadership positions in quality niche markets, annual revenues between $5.0 million and $60.0 million, strong gross margins as a percentage of revenues and EBITDA growth potential, attractive returns on investment and a relatively low market and technology risk profile. In the ordinary course of our business, we continually seek acquisition targets that can accelerate our growth and further our overall strategy. We are evaluating numerous opportunities for such acquisitions in the near term, including some that are larger than the acquisitions that we have completed in the past, and some of which might constitute "significant" acquisitions as defined by the SEC's Regulation S-X. Any of these acquisitions may have a material effect on our results of operations and financial condition.

We are not party to any definitive agreements in respect of such acquisition targets as of the date of this prospectus supplement. However, it is possible that we could enter into agreements to acquire one or more businesses consistent with our acquisition strategy described above shortly after the date of this prospectus supplement.

Corporate Information

Mesa Laboratories, Inc. was organized on March 26, 1982 as a Colorado corporation. Our common stock is listed on Nasdaq under the ticker symbol "MLAB." Our executive offices are located at 12100 West Sixth Avenue; Lakewood, CO 80228, and our telephone number is 303-987-8000.

Concurrent Offering

Concurrently with this offering of notes, we are offering 375,000 shares of our common stock (or 431,250 of our common stock if the underwriters in that offering exercise in full their option to purchase additional shares) in an underwritten offering pursuant to a separate prospectus supplement, or the Concurrent Offering. Neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering. See "Concurrent Offering" for additional information.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption "Description of Notes." As used in this section, "we," "our" and "us" refer to Mesa Laboratories, Inc. and not to its subsidiaries.

Issuer	Mesa Laboratories, Inc., a Colorado corporation.
Notes

$150,000,000 aggregate principal amount of          % convertible senior notes due 2025. We have granted the underwriters an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $22,500,000 aggregate principal amount of notes.

Ranking	The notes will be our senior, unsecured obligations and will be:

▪

equal in right of payment with our existing and future senior, unsecured indebtedness;

▪

senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

▪

effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

▪

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

Maturity	August 15, 2025, unless earlier repurchased or converted.
Interest

          % per annum. Interest will accrue from August     , 2019 and will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020. In addition, special interest will accrue on the notes in the circumstances described under the caption "Description of Notes — Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults."

Conversion Rights	Noteholders may convert their notes at their option only in the following circumstances:

▪

during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

▪

during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the "measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

▪

upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; and

▪

at any time from, and including, April 15, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be based on an observation period consisting of 20 "VWAP trading days" (as defined in this prospectus supplement). The initial conversion rate is               shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $               per share, and is subject to adjustment as described in this prospectus supplement.

If a "make-whole fundamental change" (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

See "Description of Notes — Conversion Rights."

No Redemption	We may not redeem the notes before maturity.
Repurchase at the Option of the Noteholders after a Fundamental Change

If a "fundamental change" (as defined in this prospectus supplement) occurs, then noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See "Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes."

Trustee, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association.

No Public Market

The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

Nasdaq Symbol	Our common stock is listed on Nasdaq under the symbol "MLAB." On August 5, 2019 the last reported sale price of our common stock was $256.62 per share.
Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $               million (or approximately $               million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriters' discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering and the Concurrent Offering, if completed, to continue our acquisition strategy and for general corporate purposes, which may include the repayment of amounts borrowed under our credit facility (the "Credit Facility"). See "Use of Proceeds."

Concurrent Offering

Concurrently with this offering, we are also offering to the public 375,000 shares of our common stock (or 431,250 shares of our common stock if the underwriters of that offering exercise their option in full to purchase additional shares) pursuant to a separate prospectus supplement. We cannot assure you that the Concurrent Offering will be completed, or if completed, on what terms it will be competed. The completion of this offering is not contingent on the closing of the Concurrent Offering (nor is the completion of the Concurrent Offering contingent on the closing of this offering).

Risk Factors

See "Risk Factors" beginning on page S-13 of this prospectus supplement and page 3 of the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before deciding to invest in the notes.

Material U.S. Federal Income Tax Considerations

For a description of material U.S. federal income tax consequences of purchasing, owning and disposing of the notes and shares of our common stock, if any, issuable upon the conversion of the notes, see "Material U.S. Federal Income Tax Considerations."

Book-Entry Form

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of Notes — Book Entry, Settlement and Clearance."

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth summary consolidated financial information. The summary consolidated financial information for the fiscal years ended March 31, 2019, 2018 and 2017 has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary consolidated financial information for the quarters ended June 30, 2019 and 2018 has been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

You should read this "Summary Consolidated Financial Data" section together with our consolidated financial statements and the related notes and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2019 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of and for the
	Quarter ended June 30,		Year Ended March 31,
	($ in thousands, except per share information)
	(unaudited)
	2019	2018	2019	2018	2017
Revenues	$26,288	$25,142	$103,135	$96,179	$93,665
Operating income(a)	5,392	4,764	9,781	2,183	16,313
Net income (loss)(a)	4,597	4,230	7,484	(2,962)	11,183
Earnings per share:
Basic	1.18	1.11	1.95	(0.79)	3.04
Diluted	1.13	1.06	1.86	(0.79)	2.91
Dividends declared per share	0.16	0.16	0.64	0.64	0.64
Total assets	159,671	161,458	156,767	164,101	171,733
Total debt	$19,762	$39,412	$22,738	$46,260	$54,800

(a)
Includes $4.8 million and $13.8 million of impairment on goodwill and long-lived assets for the fiscal years ended March 31, 2019 and March 31, 2018, respectively, associated with our Cold Chain Packaging Division. Refer to Note 5. Goodwill and Long-Lived Assets in the Consolidated Financial Statements included in our 2019 10-K.

RISK FACTORS

An investment in the notes and our common stock potentially issuable upon the conversion of the notes is subject to certain risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our 2019 10-K, as supplemented or updated by our other filings with the SEC, before deciding whether this investment is suited to your particular circumstances. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be seriously harmed. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering and the Notes

We have not identified any specific use of the net proceeds of this offering or the Concurrent Offering. We may not be able to complete acquisitions in a manner that is consistent with our strategy and goals.

Although we expect to use the proceeds of this offering and the Concurrent Offering, if completed, to continue our acquisition strategy, we are not obligated to do so. To the extent we do not use the proceeds of this offering or the Concurrent Offering, if completed, for acquisitions for any reason, we intend to use the proceeds for general corporate purposes, which may include, without limitation and in our sole discretion, working capital, capital expenditures, investments in or loans to our subsidiaries, repayment of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends and investments and satisfaction of other obligations. We may not be able to successfully identify and complete acquisitions, and acquisitions we complete may not provide the benefits we expect. The risk that acquisitions we complete may be less successful than we anticipate may be greater than it has been historically for us because some of the potential acquisitions we are considering are larger than acquisitions we have completed in the past. See "Any inability to consummate acquisitions at our historical rate and at appropriate prices could negatively impact our growth rate and stock price" and "Our acquisition of businesses could negatively impact our results of operations" in the "Risk Factors" section of our 2019 10-K and incorporated herein by reference. The failure of our management to use the net proceeds from this offering and the Concurrent Offering, if completed, effectively could have a material adverse effect on our business. See "Use of Proceeds."

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of June 30, 2019, excluding our subsidiaries and intercompany indebtedness, we had $20 million of indebtedness, all of which was secured indebtedness. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary's creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of June 30, 2019, excluding our subsidiaries and intercompany indebtedness, we had $20 million of indebtedness, all of which was secured indebtedness. We will incur $150 million (or, if the underwriters fully exercise their option to purchase additional notes, $172.5 million) principal amount of additional indebtedness as a result of this offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

  ▪
  increasing our vulnerability to adverse economic and industry conditions;

  ▪
  limiting our ability to obtain additional financing;

  ▪
  requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

  ▪
  limiting our flexibility to plan for, or react to, changes in our business;

  ▪
  diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

  ▪
  placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, our existing Credit Facility contains, and any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, or to pay any cash amounts due upon conversion, and our other indebtedness limits our ability to repurchase the notes or pay cash upon their conversion in certain circumstances.

Noteholders may require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. See "Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes." In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay the cash amounts due upon conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or pay the cash amounts due upon conversion. In addition, our existing Credit Facility contains limitations on our ability to repurchase the notes or pay the cash amounts due upon conversion if there has been a default or an event of default under the Credit Facility or if we are not in pro forma compliance with the financial convents in the Credit Facility. Our failure to repurchase notes or to pay the cash amounts due upon conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

  ▪
  certain stock dividends, splits and combinations;

  ▪
  the issuance of certain rights, options or warrants to holders of our common stock;

  ▪
  certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

  ▪
  certain cash dividends on our common stock; and

  ▪
  certain tender or exchange offers.

See "Description of Notes — Conversion Rights — Conversion Rate Adjustments." We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.

If certain corporate events called "fundamental changes" occur, you will have the right to require us to repurchase your notes for cash. See "Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes." However, the definition of "fundamental change" is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a "make-whole fundamental change" occur, then we will, in certain circumstances, temporarily increase the conversion rate. See "Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change." The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable "stock price." While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable "stock price" is greater than $               per share or less than $               per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate

pursuant to these provisions to an amount that exceeds                             shares per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to resell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to resell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption "Forward-Looking Statements," among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes.

The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.

We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, as of June 30, 2019, (i) 332,524 shares of our common stock are issuable upon exercise of outstanding options at a weighted average exercise price of $103.94 per share; (ii) 47,279 shares of our common stock are issuable upon exercise of outstanding restricted stock units and performance stock units at a weighted average grant date fair value per share of $179.33; and (iii) 516,366 shares of our common stock reserved for issuance under the Mesa Laboratories, Inc. 2014 Equity Plan. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock, and, accordingly, the notes may significantly decrease. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower's activities and operations in a manner that is designed to preserve the borrower's ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a "limit up-limit down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors' ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock may decline, which could reduce the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. If investors and potential purchasers seeking to employ a convertible note arbitrage strategy are unable to borrow or enter into equity swaps on our common stock on commercially reasonable terms, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.

We will adjust the conversion rate of the notes for certain events, including the payment of certain cash dividends. If we adjust the conversion rate, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, if we do not adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us, then you could be treated to have received a deemed taxable dividend. The deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against payments on the notes or our common stock. See "Description of Notes — Conversion Rights — Conversion Rate Adjustments" and "Material U.S. Federal Income Tax Considerations."

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

You may be unable to convert your notes before April 15, 2025, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.

Before April 15, 2025, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.

Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion will be determined based on the volume-weighted average price of our common stock during the related "observation period," which is defined under the caption "Description of Notes — Definitions" and will consist of 20 "VWAP trading days." Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

We expect that, under applicable accounting principles, the initial carrying amount of the notes will be based on the fair value of a similar debt instrument, and will be determined using a present value calculation that incorporates the expected life of the debt and the borrowing rate of a similar debt instrument that does not have a conversion feature. We expect to reflect the difference between the net proceeds from this offering and the initial carrying amount of the notes as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this anticipated accounting treatment could depress the trading price of our common stock and the notes.

In addition, we expect to use the treasury stock method to reflect the shares underlying the notes in our diluted earnings per share. Under this method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all the notes were converted and that we issued shares of our common stock to settle the excess. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. In addition, if accounting standards change in the future and we are not permitted to use the treasury stock method, then our diluted earnings per share may decline. For example, the Financial Accounting Standards Board recently published an exposure draft proposing to amend these accounting standards to eliminate the treasury stock method for convertible instruments and instead require application of the "if-converted" method. Under that method, if it is adopted, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC's procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more "global notes" registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of Notes — Book Entry, Settlement and Clearance." Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

Holding notes will not, in itself, confer any rights with respect to our common stock.

Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

Risks Related to the Concurrent Offering and our Common Stock

The market price of our common stock may fluctuate significantly.

Significant fluctuations in the market price and trading volume of our common stock may result not only from general stock market conditions but also from a change in sentiment in the market regarding our operations, business prospects, future funding or this offering. In addition to the risk factors related to our business discussed in the "Risk Factors" section of the 2019 10-K and incorporated herein by reference, the price and volume volatility of our common stock may be affected by:

  ▪
  developments in our business generally;

  ▪
  quarterly variations in our operating results;

  ▪
  regulatory changes affecting our operations;

  ▪
  operating results that vary from the expectations of management, securities analysts and investors;

  ▪
  changes in expectations as to our future financial performance;

  ▪
  announcements of strategic developments, significant contracts, loss of significant contracts, acquisitions, divestitures or other dispositions and other material events by us or our competitors;

  ▪
  the operating and securities price performance of other companies that investors believe are comparable to us;

  ▪
  future sales of our equity or equity-related securities; and

  ▪
  economic conditions and monetary and other governmental actions designed to address those conditions.

This offering is not conditioned on the consummation of any other financing, including the Concurrent Offering.

We intend to use the net proceeds of this offering, together with the proceeds from the Concurrent Offering, as described in "Use of Proceeds" herein and in the prospectus supplement that pertains to the Concurrent Offering. However, neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all.

Conversion of the notes into shares of our common stock will dilute the ownership interest of our existing shareholders or may otherwise depress the price of our common stock.

The conversion of some or all of the notes into shares of our common stock will dilute the ownership interests of existing shareholders, unless we satisfy any such conversions solely with cash. In addition, the existence of the notes may encourage short selling by market participants because the conversion of such notes could be used to satisfy short positions, or anticipated conversion of such notes into shares of our common stock could depress the price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering to us will be approximately $                million (or $                million if the underwriters exercise their option to purchase additional notes in full), after deducting the underwriting discounts and other estimated expenses of this offering payable by us.

In addition, concurrently with this offering, we are offering 375,000 shares of our common stock (or 431,250 shares if the underwriters of such offering exercise in full their option to purchase additional shares of common stock) at a public offering price of $          per share in an underwritten offering pursuant to a separate prospectus supplement. We estimate that the net proceeds to us from the Concurrent Offering, if completed, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $           million (or approximately $           million if the underwriters exercise in full their option to purchase additional shares of common stock).

We intend to use the net proceeds from this offering and the Concurrent Offering, if completed, to continue our acquisition strategy and for general corporate purposes. Consistent with our growth strategy, we evaluate opportunities to acquire complementary businesses on an ongoing basis. As of the date of this prospectus, we have not entered into any agreement to acquire any business that has not been previously disclosed.

Pending use of the proceeds as described above, we intend to invest the proceeds of this offering and the Concurrent Offering, if completed, in highly liquid cash equivalents or United States government securities. If the aggregate proceeds of this offering and the Concurrent Offering, if completed, exceed the amount we use to fund acquisitions, we intend to use such excess proceeds for general corporate purposes, which may include repaying amounts borrowed under the Credit Facility. As of June 30, 2019, the outstanding principal amount of the term loan (the "Term Loan") under the Credit Facility was $16.5 million. The outstanding principal amount under the Term Loan accrues interest at a varying interest rate. The Term Loan indebtedness bears interest at either (1) LIBOR, as defined in the agreement, plus an applicable margin ranging from 1.50% to 2.50% or (2) the alternate base rate, which is the greater of JPMorgan Chase Bank, N.A.'s prime rate or the federal funds effective rate or the overnight bank funding rate plus 0.5%. The Term Loan matures in March 2022. We used the proceeds of the Term Loan to fund acquisitions and for general corporate purposes.

The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds from this offering and the Concurrent Offering, if completed, in a manner other than as described in this prospectus supplement.

 CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of June 30, 2019:

  ▪
  on an actual basis;

  ▪
  on an as adjusted basis to give effect to the issuance and sale of $150,000,000 aggregate principal amount of the notes we are offering, after deducting the underwriting discounts and commissions and our estimated offering expenses; and

  ▪
  on a pro forma as adjusted basis to give further effect to the issuance and sale of 375,000 shares of our common stock in the Concurrent Offering, assuming a public offering price of $256.62 per share, which is the last reported sale price of our common stock on Nasdaq on August 5, 2019, after deducting underwriting discounts and commissions and our estimated offering expenses.

The information in the table below is illustrative only, and our capitalization following the completion of this offering and the Concurrent Offering, if completed, will be adjusted based on the actual public offering price and other terms of this offering and the Concurrent Offering determined at pricing. Moreover, because the closing of this offering is not contingent upon the completion of the Concurrent Offering, you should not assume that the Concurrent Offering, as reflected in the pro forma as adjusted column below in the table below, will take place.

The table below should be read in conjunction with the other information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference, including our consolidated financial statements and related notes.

	As of June 30, 2019
	Actual	As Adjusted		Pro Forma As Adjusted
	(In thousands, except share data)
Cash and cash equivalents	$7,315	$		$

Debt:
Line of credit(1)	$3,500		$3,500		$3,500
Term loan(1)	16,500		16,500		16,500
Principal amount of % convertible senior notes due 2025 we are offering(2)	—		150,000		150,000

Total debt	20,000		170,000		170,000

Stockholders' equity:
Common stock, no par value per share; 25,000,000 shares authorized, 3,921,579 shares outstanding, actual and as adjusted; 25,000,000 shares authorized, 4,296,579 shares outstanding, pro forma as adjusted(2)	43,400		43,400
Retained earnings	77,276		77,276		77,276
Accumulated other comprehensive loss	(1,629)		(1,629)		(1,629)

Total stockholders' equity(3)	119,047		119,047

Total capitalization(2)	$139,047		$289,047	$

(1)
Reflects principal amount outstanding, without deduction for debt discounts or issuance costs.

(2)
The amounts shown in the table above for the notes we are offering represent their principal amount. However, we expect that, under applicable accounting principles, the initial carrying amount of the notes will be based on the fair value of a similar debt instrument, and will be determined using a present value calculation that incorporates the expected life of the debt and the borrowing rate of a similar debt instrument that does not have a conversion feature. We expect to reflect the difference between the net proceeds from this offering and the initial carrying amount of the notes as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this accounting treatment could depress the trading price of our common stock and the notes.

(3)
The issuance of the notes (after giving effect to the application of Accounting Codifications Standard 470-20 as described in note (2) above) will result in an increase to common stock and, therefore, an increase in total stockholders' equity and total capitalization. However, amounts shown in the table above do not reflect the application of ASC 470-20 to the notes.

The number of shares of our common stock outstanding as set forth in the table above as of June 30, 2019 excludes, as of that date:

  ▪
  332,524 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $103.94 per share;

  ▪
  47,279 shares of our common stock issuable upon exercise of outstanding restricted stock units and performance stock units at a weighted average grant date fair value per share of $179.33;

  ▪
  516,366 shares of our common stock reserved for issuance under the Mesa Laboratories, Inc. 2014 Equity Plan;

  ▪
  the shares that may be issued upon conversion of the notes we are offering; and

  ▪
  the shares that may be issued in the Concurrent Offering upon exercise of the option of the underwriters of the Concurrent Offering to purchase additional shares from us.

 CONCURRENT OFFERING

Concurrently with this offering of notes, we are offering 375,000 shares of our common stock (or 431,250 shares of our common stock if the underwriters in that offering exercise their option in full to purchase additional shares) in an underwritten offering pursuant to a separate prospectus supplement. The closing of this offering of notes is not conditioned upon the closing of the Concurrent Offering and the closing of the Concurrent Offering is not conditioned upon the closing of this offering of notes. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all.

See "Use of Proceeds" for additional information regarding the use of proceeds from the Concurrent Offering.

 DESCRIPTION OF OTHER INDEBTEDNESS

Prior to the completion of this offering, we will be amending the Credit Facility to allow for our (i) issuance of the notes and (ii) repurchase of the notes or payment of the cash amounts due upon conversion of the notes, unless there has been a default or an event of default under the Credit Facility or if we are not in pro forma compliance with the financial covenants in the Credit Facility.

You should read "Note 5. Long-Term Debt" of our Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, for a description of our current long-term indebtedness.

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the "base indenture"), as supplemented by a supplemental indenture (such supplemental indenture, together with the base indenture, the "indenture"), each to be dated as of the initial closing date of this offering, between us and Wells Fargo Bank, National Association, as trustee (the "trustee").

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption "Where You Can Find More Information." In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

This "Description of Notes" section supplements and supersedes the information in the accompanying prospectus under the caption "Description of Debt Securities."

Certain terms used in this summary are defined below under the caption "— Definitions." Certain other terms used in this summary are defined in the indenture.

References to "we," "us" and "our" in this section refer to Mesa Laboratories, Inc. only and not to any of its subsidiaries. References to any "note" in this section refer to any authorized denomination of a note, unless the context requires otherwise.

Generally

The notes will:

  ▪
  be our senior, unsecured obligations;

  ▪
  initially be limited to an aggregate principal amount of $150,000,000 (or $172,500,000, if the underwriters fully exercise their option to purchase additional notes);

  ▪
  bear cash interest from, and including, August      , 2019, at an annual rate of          %, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020;

  ▪
  bear special interest in the circumstances described below under the caption "— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults";

  ▪
  mature on August 15, 2025, unless earlier repurchased or converted;

  ▪
  not be redeemable before maturity;

  ▪
  be subject to repurchase by us at the noteholders' option if a "fundamental change" (as defined below under the caption "— Definitions") occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a record date to receive the related interest payment), as described below under the caption "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes";

  ▪
  be convertible, at the noteholders' option, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of                    shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $               per share), under the conditions, and subject to the adjustments, described below under the caption "— Conversion Rights";

  ▪
  be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an "authorized denomination"; and

  ▪
  initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption "— Book Entry, Settlement and Clearance."

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions "— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change," "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes" and "— Consolidation, Merger and Asset Sale," the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes). However, such additional notes must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for federal income tax or federal securities laws purposes, with other notes we issue under the indenture.

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

A person in whose name a note is registered on the registrar's books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC's nominee, Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. The indenture requires us to promptly deliver to the trustee for cancellation all notes that we or our subsidiaries have purchased or otherwise acquired.

Payments on the Notes

For purposes of the notes, the description below under this section titled "— Payments on the Notes" supersedes, in its entirety, the information in the accompanying prospectus under the captions "Description of Debt Securities — Certain Covenants — Paying Agents, Etc."

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds to the registered holder thereof (which, in the case of global notes registered in the name of or held by DTC or its nominee, will be to DTC or its nominee). We will pay (or cause the paying agent to pay) the principal of, and interest on, any certificated note as follows:

  ▪
  if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

  ▪
  in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the "close of business" (as defined below under the caption "— Definitions") on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a "business day" (as defined below under the caption "— Definitions"), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a "business day."

Registrar, Paying Agent and Conversion Agent

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the "registrar," "paying agent" and "conversion agent," respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, we may change the registrar, paying agent and conversion agent, and we or any of our subsidiaries may choose to act in that capacity as well, without prior notice to the noteholders.

Transfers and Exchanges

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion or required repurchase.

We have appointed the trustee's office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

Interest

The notes will bear cash interest at an annual rate of          %, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020, to the noteholders of record of the notes as of the close of business on the immediately preceding February 1 and August 1, respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption "— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults." All references in this prospectus supplement to interest on the notes include special interest payable on the notes, unless the context requires otherwise.

Ranking

The notes will be our senior, unsecured obligations and will be:

  ▪
  equal in right of payment with our existing and future senior, unsecured indebtedness;

  ▪
  senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

  ▪
  effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

  ▪
  structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary's creditors, including that subsidiary's trade creditors, and (to the extent we are not a holder thereof) that subsidiary's preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.

As of June 30, 2019, excluding our subsidiaries and intercompany indebtedness, we had $20 million of indebtedness, all of which was secured.

See "Risk Factors — The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries."

No Redemption

We may not redeem the notes prior to their maturity. No sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Conversion Rights

Generally

Prior to the close of business on the business day immediately preceding April 15, 2025, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "— When the Notes May Be Converted — Conversion upon Satisfaction of Common Stock Sale Price Condition," "— Conversion upon Satisfaction of Note Trading Price Condition" and "— Conversion upon Specified Corporate Events." On or after April 15, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time irrespective of the foregoing conditions.

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of                    shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $               per share).

Noteholders may convert their notes only in the circumstances described below under the caption "— When the Notes May Be Converted."

Treatment of Interest upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the "conversion date" (as defined below under the caption "— Conversion Procedures"). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

  ▪
  the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

  ▪
  the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:

  ▪
  if such conversion date occurs after the regular record date immediately before the maturity date;

  ▪
  if we have specified a "fundamental change repurchase date" (as defined below under the caption "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes") that is after such regular record date and on or before the business day immediately after such interest payment date; or

  ▪
  to the extent of any overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.

When the Notes May Be Converted

Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the "second scheduled trading day" (as defined below under the caption "— Definitions") immediately before the maturity date.

Conversion upon Satisfaction of Common Stock Sale Price Condition

A noteholder may convert its notes during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the "last reported sale price" (as defined below under the caption "— Definitions") per share of our common stock exceeds 130% of the "conversion price" (as defined below under the caption "— Definitions") for each of at least 20 "trading days" (as defined below under the caption "— Definitions"), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.

Conversion upon Satisfaction of Note Trading Price Condition

A noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the "measurement period") if the "trading price" (as defined below under the caption "— Definitions") per $1,000 principal amount of notes, as determined following a request by a noteholder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the "trading price condition."

The trading price will be determined by the bid solicitation agent as described below and the definition of "trading price." The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.

We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

Conversion upon Specified Corporate Events

  Certain Distributions

If, prior to the close of business on the business day immediately preceding April 15, 2025, we elect to:

  ▪
  distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading "— Conversion Rate Adjustments — Generally" below); or

  ▪
  distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to the noteholders at least 25 scheduled trading days before the "ex-dividend date" (as defined below under the caption "— Definitions") for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place.

  Certain Corporate Events

If a fundamental change, "make-whole fundamental change" (as defined below under the caption "— Definitions") or "common stock change event" (as defined below under the caption "— Effect of Common Stock Change Event") occurs prior to the close of business on the business day immediately preceding April 15, 2025 (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date). No later than such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the effective date to, but excluding, the date we provide the notice.

Conversions During Free Convertibility Period

A noteholder may convert its notes at any time from, and including, April 15, 2025 until the close of business on the second scheduled trading day immediately before the maturity date, regardless of the conditions described in the other subheadings above under this "— When the Notes May Be Converted" section.

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

  ▪
  comply with the "depositary procedures" (as defined below under the caption "— Definitions") for converting the beneficial interest (at which time such conversion will become irrevocable);

  ▪
  if applicable, pay any interest payable on the next interest payment date, as described above under the caption "— Treatment of Interest upon Conversion"; and

  ▪
  if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

  ▪
  complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

  ▪
  deliver such note to the conversion agent (at which time such conversion will become irrevocable);

  ▪
  furnish any endorsements and transfer documents that we or the conversion agent may require;

  ▪
  if applicable, pay any interest payable on the next interest payment date, as described above under the caption "— Treatment of Interest upon Conversion"; and

  ▪
  if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion only after the "open of business" (as defined below under the caption "— Definitions") and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder's name.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the "conversion date."

If a noteholder has validly delivered a "fundamental change repurchase notice" (as defined below under the caption "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes") with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note.

Settlement upon Conversion

Generally

Upon conversion, we may choose to pay or deliver, as applicable, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method." If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined over an "observation period" (as defined below under the caption "— Definitions") consisting of 20 "VWAP trading days" (as defined below under the caption "— Definitions").

Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with a conversion date that occurs on the same day, but we will not be obligated to use the same settlement method for conversions with conversion dates that occur on different days. All conversions with a conversion date that occurs on or after April 15, 2025 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on April 15, 2025. If we elect a settlement method for a conversion with a conversion date that occurs before April 15, 2025, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the "default settlement method" (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable "specified dollar amount" (as defined below under the caption "— Definitions"), then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture. We currently intend to settle conversions through combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes

The "default settlement method" will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, irrevocably fix the settlement method, to any settlement method that we are then permitted to elect, that will apply to all note conversions with a conversion date that is on or after the date we send such notice. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption "— Modification and Amendment" below. However, we may nonetheless choose to execute such an amendment at our option.

Consideration Due upon Conversion

The consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

  ▪
  if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

  ▪
  if cash settlement applies, cash in an amount equal to the sum of the "daily conversion values" (as defined below under the caption "— Definitions") for each VWAP trading day in the observation period for such conversion; or

  ▪
  if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the "daily share amounts" (as defined below under the caption "— Definitions") for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the "daily cash amounts" (as defined below under the caption "— Definitions") for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

Delivery of the Conversion Consideration

Except as described below under the captions "— Conversion Rate Adjustments" and "— Effect of Common Stock Change Event," we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, then, solely for purposes of such conversion, we will pay or deliver, as applicable, the consideration due upon such conversion no later than the maturity date (or, if the maturity date is not a business day, the next business day) and the conversion date will instead be deemed to be the second business day immediately before the maturity date.

When Converting Noteholders Become Stockholders of Record

The person in whose name any share of common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder's notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1)
Stock Dividends, Splits and Combinations.    If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption "— Effect of Common Stock Change Event" will apply), then the conversion rate will be adjusted based on the following formula:

  where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or the open of business on such effective date, as applicable;
OS0	=
the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

  If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)
Rights, Options and Warrants.    If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption "— Stockholder Rights Plans" will apply) entitling such holders, for a period of not more than 45 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

  where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

  To the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the ex-dividend date for the distribution of such rights, options or warrants not occurred.

  For purposes of this paragraph (2) and the provisions described above under the caption "— When the Notes May Be Converted — Conversion upon Specified Corporate Events — Certain Distributions," in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by our board of directors.

(3)
Spin-Offs and Other Distributed Property.

(a)
Distributions Other than Spin-Offs.    If we distribute shares of our "capital stock" (as defined below under the caption "— Definitions"), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  ▪
  dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the "deferral exception" (as defined below under the caption "— The Deferral Exception")) pursuant to paragraph (1) or (2) above;

  ▪
  dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required assuming the dividend threshold were zero and without regard to the deferral exception) pursuant to paragraph (4) below;

  ▪
  rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption "— Stockholder Rights Plans";

  ▪
  spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below; and

  ▪
  a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption "— Effect of Common Stock Change Event" will apply,

    then the conversion rate will be increased based on the following formula:

    where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and
FMV	=
the fair market value (as determined by our board of directors), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

    However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

    To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

  (b)
  Spin-Offs.    If we distribute or dividend shares of capital stock of any class or series, or similar equity interest, of or relating to an "affiliate" or "subsidiary" (as those terms are defined below under the caption "— Definitions") or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to a common stock change event, as to which the provisions described below under the caption "— Effect of Common Stock Change Event" will apply), and such capital stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a "spin-off"), then the conversion rate will be increased based on the following formula:

    where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such spin-off;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the "spin-off valuation period") beginning on, and including, such ex-dividend date (such average to be determined as if references to our common stock in the definitions of "last reported sale price," "trading day" and "market disruption event" were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and
SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

  The adjustment to the conversion rate pursuant to this paragraph (3)(b) will be calculated as of the close of business on the last trading day of the spin-off valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off, with retroactive effect. If a note is converted and the conversion date (in the case of physical settlement) or any VWAP trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the spin-off valuation period, then, notwithstanding anything to the contrary, we will, if necessary, delay the settlement of such conversion until the second business day after the last day of the spin-off valuation period.

  To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)
Cash Dividends or Distributions.    If any cash dividend or distribution is made to all or substantially all holders of our common stock (other than a regular quarterly cash dividend that does not exceed the "dividend threshold" (as defined below) per share of our common stock), then the conversion rate will be increased based on the following formula:

  where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date;
T	=
an amount (subject to the proviso below, the "dividend threshold") initially equal to $0.16 per share of our common stock; provided, however, that (x) if such dividend or distribution is not a regular quarterly cash dividend on our common stock, then the dividend threshold will be deemed to be zero per share of our common stock with respect to such dividend or distribution; and (y) the dividend threshold will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of paragraphs (1), (2) and (3) above and paragraph (5) below; and
D	=	the cash amount distributed per share of our common stock in such dividend or distribution.

  However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)
Tender Offers or Exchange Offers.    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by our board of directors) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the "expiration date") on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

  where:

CR0	=	the conversion rate in effect immediately before the time (the "expiration time") such tender or exchange offer expires;
CR1	=	the conversion rate in effect immediately after the expiration time;
AC	=
the aggregate value (determined as of the expiration time by our board of directors) of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and
SP	=
the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the "tender/exchange offer valuation period") beginning on, and including, the trading day immediately after the expiration date;

  provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. The adjustment to the conversion rate pursuant to this paragraph (5) will be calculated as of the close of business on the last trading day of the tender/exchange offer valuation period but will be given effect immediately after the expiration time, with retroactive effect. If a note is converted and the conversion date (in the case of physical settlement) or any VWAP trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs on the expiration date or during the tender/exchange offer valuation period, then, notwithstanding anything to the contrary, we will, if necessary, delay the settlement of such conversion until the second business day after the last day of the tender/exchange offer valuation period.

  To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption "— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change." Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

  ▪
  stock repurchases, including structured or derivative transactions, pursuant to a stock repurchase program approved by our board of directors, in each case that are not tender or exchange offers referred to in paragraph (5) above;

  ▪
  except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

  ▪
  the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

  ▪
  the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  ▪
  the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

  ▪
  solely a change in the par value of our common stock; or

  ▪
  accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally," we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A beneficial owner of the notes may, in some circumstances, including a cash distribution or dividend on our common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a noteholder, then those withholding taxes may be set off against payments of cash or the delivery of shares of common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that noteholder. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income Tax Considerations."

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; and (iv) April 15, 2025. We refer to our ability to defer adjustments as described above as the "deferral exception."

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

  ▪
  a note is to be converted pursuant to physical settlement or combination settlement;

  ▪
  the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally" has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

  ▪
  the consideration due upon such conversion (in the case of physical settlement) or due in respect of such VWAP trading day (in the case of combination settlement) includes any whole shares of our common stock; and

  ▪
  such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

Notwithstanding anything to the contrary, if:

  ▪
  a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally";

  ▪
  a note is to be converted pursuant to physical settlement or combination settlement;

  ▪
  the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

  ▪
  the consideration due upon such conversion (in the case of physical settlement) or due with respect to such VWAP trading day (in the case of combination settlement) includes any whole shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

  ▪
  such shares would be entitled to participate in such dividend or distribution,

then:

  ▪
  in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution; and

  ▪
  in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans

If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption "— Conversion Rate Adjustments — Generally" on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to readjustment as described above if such rights expire, terminate or are redeemed. We currently do not have a stockholder rights plan.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related "make-whole fundamental change conversion period" (as defined below under the caption "— Definitions"), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the "additional shares") set forth in the table below corresponding (after interpolation as described below) to the effective date and the "stock price" (as defined below under the caption "— Definitions") of such make-whole fundamental change:

Stock Price
Effective Date	$	$	$	$	$	$	$	$
, 2019
August 15, 2020
August 15, 2021
August 15, 2022
August 15, 2023
August 15, 2024
August 15, 2025

If such effective date or stock price is not set forth in the table above, then:

  ▪
  if such stock price is between two stock prices in the table above or the effective date is between two dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table and the earlier and later dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

  ▪
  if the stock price is greater than $          (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption "— Adjustment of Stock Prices and Number of Additional Shares"), or less than $          (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds               shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally."

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption "— Conversion Rate Adjustments — Generally." The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally."

Notice of Make-Whole Fundamental Change

We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the caption "— When the Notes May Be Converted — Conversion upon Specified Corporate Events — Certain Corporate Events" (or, if the effective date of such make-whole fundamental change is on or after April 15, 2025, no later than such effective date).

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event

Generally

If there occurs any:

  ▪
  recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

  ▪
  consolidation, merger, combination or statutory share exchange involving us; or

  ▪
  sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a "common stock change event," and such other securities, cash or property, the "reference property," and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a "reference property unit"), then, notwithstanding anything to the contrary,

  ▪
  from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this "— Conversion Rights" section (or in any related definitions) were instead a reference to the same number of reference property units; and (ii) for purposes of the definition of "fundamental change" and "make-whole fundamental change," the terms "common stock" and "common equity" will be deemed to mean the common equity, if any, forming part of such reference property;

  ▪
  if such reference property unit consists entirely of cash, then we will be deemed to elect physical settlement in respect of all conversions whose conversion date occurs on or after the effective date of such common stock change event and will pay the cash due upon such conversions no later than the fifth business day after the relevant conversion date; and

  ▪
  for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of "daily VWAP," substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this "— Effect of Common Stock Change Event" caption.

Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the "successor person") will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above (including giving effect, in our reasonable discretion, to the dividend threshold in a manner that preserves the economic interests of the noteholders); and (ii) contains such other provisions as we reasonably determine are appropriate to preserve the economic interests of the holders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Common Stock Change Event

We will provide notice of each common stock change event to noteholders no later than the effective date of the common stock change event.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), or to calculate daily VWAPs over an observation period, we will make proportionate adjustments to those calculations to account for any adjustment to the conversion rate pursuant to paragraph (1) above under the caption "— Conversion Rights — Conversion Rate Adjustments — Generally" that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

Generally

If a "fundamental change" (as defined below under the caption "— Definitions") occurs, then each noteholder will have the right (the "fundamental change repurchase right") to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the "fundamental change repurchase date") of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the "fundamental change repurchase price") for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the occurrence of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use (or publish the same through such other widely disseminated public medium as we then use, including our website) containing the information set forth in the fundamental change notice.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a "fundamental change repurchase notice") to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of certificated notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had we repurchased such note.

Consolidation, Merger and Asset Sale

For purposes of the notes, the description below under this section titled "— Consolidation, Merger and Asset Sale" supersedes, in its entirety, the information in the accompanying prospectus under the caption "Description of Debt Securities — Limitations on Merger and Other Transactions."

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a "business combination event"), unless:

  ▪
  the resulting, surviving or transferee person is us or, if not us, is a corporation (the "successor corporation") duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

  ▪
  immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor corporation (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

The definition of "business combination event" includes a reference to "all or substantially all" of our and our subsidiaries' assets. There is no precise, established definition of the phrase "all or substantially all"

under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries' assets.

Events of Default

For purposes of the notes, the description below under this section titled "— Events of Default" supersedes, in its entirety, the information in the accompanying prospectus under the caption "Description of Debt Securities — Events of Default."

Generally

An "event of default" means the occurrence of any of the following:

(1)
a default in the payment when due (whether at maturity, upon repurchase upon fundamental change or otherwise) of the principal of, or the fundamental change repurchase price for, any note;

(2)
a default for 30 days in the payment when due of interest on any note;

(3)
our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption "— Conversion Rights — When the Notes May Be Converted — Conversion upon Specified Corporate Events" and, in the case of a fundamental change notice or a notice pursuant to the provisions described above under the caption "— Conversion Rights — When the Notes May Be Converted — Conversion upon Specified Corporate Events — Certain Corporate Events," such failure continues for a period of three business days;

(4)
a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, and such failure continues for a period of three business days;

(5)
a default in our obligations described above under the caption "— Consolidation, Merger and Asset Sale";

(6)
a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a "notice of default";

(7)
a default by us or any of our "significant subsidiaries" (as defined below under the caption "— Definitions") with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $25,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

▪
constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

▪
results in such indebtedness becoming or being declared due and payable before its stated maturity,

  in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding;

(8)
one or more final judgments being rendered against us or any of our significant subsidiaries for the payment of at least $25,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after

  (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9)
certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

Acceleration

If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption "— Special Interest as Sole Remedy for Certain Reporting Defaults," the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

Notice of Defaults

If a default or event of default occurs, then, within 30 days, we will notify the trustee, setting forth what action we are taking or propose to take with respect thereto; provided, however, that we are not required to deliver such notice if such default or event of default, as applicable, has been cured within the applicable grace period, if any, provided in the indenture. We must also provide the trustee annually with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is known to the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not known to the trustee at such time, promptly (and in any event within 10 business days) after it becomes known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

  ▪
  such noteholder has previously delivered to the trustee notice that an event of default is continuing;

  ▪
  noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

  ▪
  such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee's following such request;

  ▪
  the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

  ▪
  during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described in the third paragraph under the caption "— Modification and Amendment," the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee's following such direction.

Default Interest

Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the stated interest on the notes.

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a "reporting event of default") pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption "— Exchange Act Reports" (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 180 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 181st calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 181st calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled "— Modification and Amendment" supersedes, in its entirety, the information in the accompanying prospectus under the caption "Description of Debt Securities — Modification and Waiver."

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

  ▪
  reduce the principal, or extend the stated maturity, of any note;

  ▪
  reduce the fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes will be repurchased by us;

  ▪
  reduce the rate, or extend the time for the payment, of interest on any note;

  ▪
  make any change that adversely affects the conversion rights of any note, other than as required by the indenture;

  ▪
  impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

  ▪
  change the ranking of the notes in a manner that adversely affects any holder;

  ▪
  make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

  ▪
  reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

  ▪
  make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

For the avoidance of doubt, pursuant to the first four bullet points above, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may change the amount or type of consideration due on any note (whether on an interest payment date, fundamental change repurchase date or the maturity date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

  ▪
  cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

  ▪
  add guarantees with respect to our obligations under the indenture or the notes;

  ▪
  secure the notes;

  ▪
  add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

  ▪
  provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption "— Consolidation, Merger and Asset Sale";

  ▪
  enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption "— Conversion Rights — Effect of Common Stock Change Event" in connection with a common stock change event;

  ▪
  irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption "— Conversion Rights — Settlement upon Conversion — Settlement Method";

  ▪
  evidence or provide for the acceptance of the appointment of a successor trustee;

  ▪
  conform the provisions of the indenture and the notes to this "Description of Notes" section, as supplemented by the related pricing term sheet;

  ▪
  provide for or confirm the issuance of additional notes pursuant to the indenture;

  ▪
  comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939, as amended and then in effect;

  ▪
  provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute "restricted securities" within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

  ▪
  make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

Discharge

For purposes of the notes, the description below under this section titled "— Discharge" supersedes, in its entirety, the information in the accompanying prospectus under the captions "Description of Debt Securities — Defeasance" and "Description of Debt Securities — Satisfaction and Discharge," and the information in the accompanying prospectus under the caption "Description of Debt Securities — Defeasance" will not apply to the notes.

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all such amounts that have become due and payable.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, accrued interest on the notes and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is Wells Fargo, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business, including, without limitation, providing services as an underwriter and acting as a lender under our revolving credit facility.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders' respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

In addition, we are permitted to request that the trustee provide all notices to noteholders on our behalf.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the "specified courts"), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party's address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

"Affiliate" has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

"Bid solicitation agent" means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption "— Conversion Rights — When the Notes May Be Converted — Conversion upon Satisfaction of Note Trading Price Condition" and in the definition of "trading price."

"Board of directors" means our board of directors or a committee of such board duly authorized to act on behalf of such board.

"Business day" means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

"Capital stock" of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

"Close of business" means 5:00 p.m., New York City time.

"Conversion price" means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

"Conversion rate" initially means                    shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption "— Conversion Rights." Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

"Daily cash amount" means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

"Daily conversion value" means, with respect to any VWAP trading day, one-20th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

"Daily maximum cash amount" means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 20.

"Daily share amount" means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

"Daily VWAP" means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading "Bloomberg VWAP" on Bloomberg page "MLAB <EQUITY> AQR" (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may include any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

"Depositary procedures" means, with respect to any transfer, exchange or transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such transfer, exchange or transaction (which, in the case of global notes registered in the name of or held by DTC or its nominee, will be DTC's procedures).

"DTC" means The Depository Trust Company.

"Ex-dividend date" means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Fundamental change" will be deemed to have occurred if, at any time after the notes are originally issued and prior to the maturity date, any of the following occurs:

    (i)  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our "wholly owned subsidiaries" (as defined below), or any employee benefit plans of ours or any of our wholly owned subsidiaries, has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity and has filed a Schedule 13D or 13G (or any successor schedule, form or report), or any other schedule, form or report under the Exchange Act, disclosing such beneficial ownership; provided, however, that no "person" or "group" will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such "person" or "group" until such tendered securities are accepted for purchase or exchange under such offer;

   (ii)  the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly "beneficially owned" all classes of our common equity immediately before such transaction directly or indirectly "beneficially own," immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

  (iii)  our stockholders approve any plan or proposal for our liquidation or dissolution; or

   (iv)  our common stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, any transaction or event described in both clause (i) and in clause (ii) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso).

For the avoidance of doubt, a merger or consolidation that is effected solely to change our jurisdiction and that satisfies either the proviso to clause (ii) above or the proviso immediately following clause (iv) above will not constitute a fundamental change.

"Holder" and "noteholder" mean a person in whose name a note is registered in the register for the notes.

"Last reported sale price" of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may include any of the underwriters.

"Make-whole fundamental change" means a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition).

"Make-whole fundamental change conversion period" means, with respect to a make-whole fundamental change, the period from, and including, the effective date of such make-whole fundamental change to, and including, the 35th trading day after such effective date (or, if such make-whole fundamental change also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date).

"Market disruption event" means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

"Maturity date" means August 15, 2025.

"Observation period" means, with respect to any note to be converted, (i) if the conversion date for such note occurs on or before 25th scheduled trading day immediately before the maturity date, the 20 consecutive VWAP trading days beginning on, and including, the third VWAP trading day immediately after such conversion date; and (ii) if such conversion date occurs after the 25th scheduled trading day immediately before the maturity date, the 20 consecutive VWAP trading days beginning on, and including, the 21st scheduled trading day immediately before the maturity date.

"Open of business" means 9:00 a.m., New York City time.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate "person."

"Scheduled trading day" means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then "scheduled trading day" means a business day.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Significant subsidiary" of any person means any subsidiary of that person that constitutes, or any group of subsidiaries of that person that, in the aggregate, would constitute, a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.

"Specified dollar amount" means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).

"Stock price" has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of "fundamental change," then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of common stock for the five consecutive trading days ending on, and including, the trading day immediately before the effective date of such make-whole fundamental change.

"Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

"Trading day" means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no "market disruption event" (as defined above in this "— Definitions" section). If our common stock is not so listed or traded, then "trading day" means a business day.

"Trading price" of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.

"VWAP market disruption event" means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

"VWAP trading day" means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then "VWAP trading day" means a business day.

"Wholly owned subsidiary" of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

For purposes of the notes, the description below under this section titled "— Book Entry, Settlement and Clearance" supersedes, in its entirety, the information in the accompanying prospectus under the caption "Description of Debt Securities — Global Securities."

Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the "global notes"), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

  ▪
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

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  ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of the New York State Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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  a "clearing agency" registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's book-entry system is also available to other "indirect participants," such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

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  will not be entitled to have notes represented by the global note registered in their names;

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  will not receive or be entitled to receive physical, certificated notes; and

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  will not be considered the owners or holders of the notes under the indenture for any purpose, including, without limitation, with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

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  DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a "clearing agency" registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

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  an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

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  we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and any common stock received on conversion thereof, but does not purport to be a complete analysis of all potential tax effects and does not address the effects of any state, local, alternative minimum, estate, gift or non-U.S. tax laws. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect and to differing interpretations, which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service ("IRS") have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a position concerning the tax considerations of the purchase, ownership or disposition of the notes and any common stock received on conversion thereof that is different from those discussed below or that any such position would not be sustained.

This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner's particular circumstances or to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

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  a dealer in securities or foreign currency;

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  a financial institution;

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  a regulated investment company;

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  a real estate investment trust;

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  a tax-exempt organization;

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  an insurance company;

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  a foreign government or international organization;

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  a person holding the notes as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell notes or common stock under the constructive sale provisions of the Code;

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  a trader in securities that has elected the mark-to-market method of tax accounting for securities;

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  an entity that is treated as a partnership for U.S. federal income tax purposes or any other pass-through entity;

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  a person who is a partner or investor in a partnership or other pass-through entity, in each case for U.S. federal income tax purposes, that holds the notes or common stock;

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  a U.S. person whose "functional currency" is not the U.S. dollar;

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  a tax-deferred or other retirement account;

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  a person required under Section 451(b) of the Code to conform to the timing of income accruals with respect to the notes or any common stock received on conversion thereof to their financial statements;

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  a controlled foreign corporation;

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  a passive foreign investment company;

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  a qualified foreign pension fund; or

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  a U.S. expatriate.

In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their "issue price" (the first price at which a substantial amount of the notes is sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of Section 1221 of the Code.

For purposes of this discussion, a "U.S. holder" is a beneficial owner of a note or a share of common stock received upon conversion of the note that is, for U.S. federal income tax purposes:

  ▪
  an individual who is a citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of a note or share of common stock received upon conversion of the note that is a (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that is not a U.S. holder. in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from a note or share of common stock.

If a partnership, or other entity or arrangement that is pass-through entity treated as a partnership, in each case, for U.S. federal income tax purposes, is a beneficial owner of holds the a notes or a shares of common stock received on conversion of the note thereof, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of such partnership or pass-through entity. A partnership holding the notes or shares of common stock received on conversion thereof or a partner therein should consult its own tax advisor as to the tax considerations of the purchase, ownership and disposition of the notes or shares of common stock received on conversion thereof.

Prospective investors considering the purchase of notes should consult their own tax advisors concerning the particular U.S. federal, state and local and foreign income, estate or gift and other tax considerations to them of the purchase, ownership and disposition of the notes or shares of common stock received on conversion thereof in light of their specific situation, as well as the considerations to them arising under the laws of any other and applicable taxing jurisdictions.

U.S. Holders

The following discussion is a summary of certain U.S. federal income tax considerations applicable to a U.S. holder of notes or shares of common stock received on conversion thereof.

Payment of Interest.    Payments of stated interest on the notes will generally be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

This discussion assumes that the notes will not be issued with more than a de minimis amount of original issue discount. If, however, the notes' principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Additional Interest.    As described under the heading "Description of Notes — Events of Default," we may be required to pay additional interest on the notes in certain circumstances. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of the anticipated remote possibility of such additional payments. Our determination that the notes are not contingent payment debt instruments, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position in the manner required by applicable Treasury regulations. Assuming our position is respected by the IRS, any additional interest paid to a U.S. holder would be taxable as additional ordinary income when received or accrued, in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes. However, the IRS may take a position contrary to our position, which could materially and adversely affect the timing and character of income with respect to the notes. In particular, if the notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a higher rate on the notes and to treat gain recognized on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. The remainder of the discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale, Exchange, or Other Taxable Disposition of Notes, Including a Conversion of the Notes for Cash.    A U.S. holder will generally recognize gain or loss upon the sale, exchange, or other taxable disposition of a note, including a conversion of the note into solely cash, equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally be its cost for that note plus the amount, if any, included in income on an adjustment to the conversion rate of the notes. Any such gain or loss will generally be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, the notes has been held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations under the Code.

Conversion of Notes into Common Stock.    A U.S. holder who receives solely stock and cash in lieu of a fractional share of common stock upon conversion will generally not recognize any gain or loss, except (i) to the extent of cash received in lieu of a fractional share, which will be taxable as a gain or loss as described below, and (ii) to the extent of the fair market value of common stock received with respect to accrued interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder.

A U.S. holder's initial tax basis in the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the initial tax basis of which will equal its fair market value) will equal the adjusted tax basis in the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share). A U.S. holder's holding period for shares of common stock will generally include the period during which the U.S. holder held the notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a U.S. holder receives in respect of the fractional share and the portion of the U.S. holder's adjusted tax basis in the note that is allocable to the fractional share. Any gain recognized on conversion will generally be capital gain and will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.

If a U.S. holder surrenders notes for conversion and such notes are exchanged with an entity other than us, including pursuant to the procedure described under "Description of Notes — Conversion Rights — Exchange in Lieu of Conversion", the U.S. holder will be required to recognize gain or loss as described under "— Sale, Exchange, or Other Taxable Disposition of Notes, Including a Conversion of the Notes for Cash." In such case, the U.S. holder's adjusted tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the U.S. holder's holding period in the common stock received will begin on the day after the date of the exchange.

Conversion of Notes into a Combination of Common Stock and Cash.    If a combination of cash and common stock is received in exchange for a U.S. holder's notes upon conversion, we intend to take the position that the conversion should be treated as a recapitalization. In this case, gain, but not loss, will be recognized in an amount equal to the excess of the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) over the U.S. holder's adjusted tax basis in the note, but such gain will only be recognized to the extent of such cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share). Any gain recognized on conversion will generally be capital gain and will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a U.S. holder receives in respect of the fractional share and the portion of the U.S. holder's adjusted tax basis in the note that is allocable to the fractional share.

The initial tax basis in the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the initial tax basis of which will equal its fair market value, but including a fractional share deemed received) will equal the adjusted tax basis in the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder's holding period for shares of common stock will include the period during which the U.S. holder held the notes except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

Alternative treatments of the conversion of the notes into cash and common stock are possible. For example, the conversion of a note into cash and common stock may instead be treated for U. S. federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the note. U.S. holders should consult their tax advisors regarding the tax treatment of the receipt of cash and stock in exchange for notes upon conversion, including any alternative treatments.

If a U.S. holder surrenders notes for conversion and such notes are exchanged with an entity other than us, the U.S. holder will be required to recognize gain or loss as described under "— Sale, Exchange, or Other Taxable Disposition of Notes, Including a Conversion of the Notes for Cash." In such case, the U.S. holder's initial tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the U.S. holder's holding period in the common stock received will begin on the day after the date of the exchange.

Constructive Distribution.    The conversion rate of the notes is subject to adjustment in certain circumstances. Under Section 305(c) of the Code, certain adjustments (or failures to make adjustments) in the conversion rate of the notes that have the effect of increasing a U.S. holder's proportionate interest in our assets or earnings may result in a constructive distribution for U.S. federal income tax purposes equal to the value of such increase even though such holder has not received any cash or property as a result of such adjustments. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution. In addition, adjustments to the conversion rate of the Notes that are not made in connection with other shareholders of the Company receiving a distribution of money or other property will generally not give rise to a constructive distribution.

Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, upon the payments of cash distributions to holders of common stock or in connection with a make-whole fundamental change) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, depending on the facts at the time, including whether we have paid in the past or will pay in the future distributions on our stock or interest on other convertible debt, a U.S. holder may be deemed to have received a distribution even though it has not received any cash or property because of such adjustments. Any constructive distribution would be taxable as a dividend, return of capital, or capital gain in accordance with rules regarding distributions on stock described below. It is not clear whether a constructive dividend deemed paid would be eligible for the preferential rates of U.S. federal income tax applicable to certain dividends paid to non-corporate beneficial owners. It is also not clear whether corporate beneficial owners would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.

Common Stock.    Distributions, if any, made on our common stock, other than certain pro rata distributions of common stock, will generally be included in a U.S. holder's income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, for certain non-corporate U.S. holders (including individuals), such dividends currently are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder's adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. For corporate U.S. holders, dividends received may be eligible for the dividends-received deduction, subject to applicable limitations.

Upon the sale, exchange, or other taxable disposition of our common stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder's adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder's holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations under the Code.

Unearned Income Medicare Contribution Tax.    Certain U.S. holders who are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, interest, dividends and capital gains from the sale, exchange, retirement or other taxable disposition of notes and our common stock.

Information Reporting and Backup Withholding.    Information reporting requirements will generally apply to payments of interest on the notes (including additional interest, if any), distributions on shares of common stock (including constructive distributions deemed paid) and to the proceeds of a sale of a note or shares of common stock received on conversion thereof unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number or certification of exempt status, or fails to report in full interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to IRS. We are generally required to report any basis effects on the notes of corporate actions we take, such as distributions to our common shareholders. Proposed Treasury regulations, on which we may rely prior to the issuance of final Treasury regulations, specify how the date and amount of constructive distributions are determined, and provide that our determination of those items will generally control the timing and amount of any constructive distributions (or portions thereof) U.S. holders would be required to include their taxable income.

Non-U.S. Holders

The following is a summary of the U. S. federal income tax considerations applicable to a non-U.S. holder (as defined above) of notes or shares of common stock received on conversion thereof.

Payments of Interest.    The gross amount of payments to a non-U.S. holder of interest that does not qualify for the portfolio interest exemption and that is not effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment of such non-U.S. holder in the United States) will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax. The 30% U.S. federal withholding tax will not apply to any payment to a non-U.S. holder of interest on a note under the "portfolio interest exemption" provided the non-U.S. holder:

  ▪
  does not actually (or constructively, pursuant to the conversion feature or otherwise) own 10% or more of the total combined voting power of all of our stock entitled to vote;

  ▪
  is not a "controlled foreign corporation" with respect to which we are a "related person," in each case, within the meaning of the Code;

  ▪
  is not a bank receiving interest on the notes in connection with the extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  ▪
  either (1) provides the non-U.S. holder's name and address on a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form), and certifies under penalties of perjury that it is not a U.S. person or (2) owns through a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that certifies, under penalties of perjury, that such a form has been received from the non-U.S. holder by it or by a financial institution between it and the non-U.S. holder.

If a non-U.S. holder is engaged in a trade or business in the United States and interest paid on the note constitutes income that is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of that non-U.S. holder) ("U.S. Trade or Business Income"), such interest will be taxed on a net basis at regular graduated U.S. income tax rates rather than the 30% gross rate. In the case of a non-U.S. holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

To claim the benefit of a tax treaty exemption from or reduction in withholding, or to claim exemption from withholding because the income is U.S. Trade or Business Income, a non-U.S. holder must provide a properly completed and executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (or such successor forms as the IRS designates), as applicable. The non-U.S. holder must provide the form to its withholding agent. These forms must be periodically updated. A non-U.S. holder who is claiming the benefits of a treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Dividends and Constructive Dividends.    Any dividends paid to a non-U.S. holder with respect to shares of our common stock received on conversion of a note (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate including, without limitation, for cash dividends paid to holders of our common stock, see "— U.S. Holders — Constructive Distribution" above) will be subject to withholding tax at a 30% rate (or lower applicable treaty rate). Because any constructive dividend a non-U.S. holder is deemed to receive would not give rise to any cash from which any applicable withholding tax could be satisfied, this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, interest payments, cash or shares of common stock otherwise due on conversion, dividends or sales proceeds subsequently paid or credited to the non-U.S. holder. Dividends and constructive dividends that constitute U.S. Trade or Business Income are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for U.S. Trade or Business Income to be exempt from withholding. Any such U.S. Trade or Business Income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. Non-U.S. holders eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Conversion or Other Disposition of Notes or Shares of Common Stock.    A non-U.S. holder may recognize gain on the sale, exchange, conversion or other taxable disposition of notes or shares of common stock received on conversion thereof, including a conversion of notes into cash or into a combination of cash and stock. Nevertheless, such gain will generally not be subject to U.S. federal income tax unless:

  ▪
  such gain is U.S. Trade or Business Income (as defined above);

  ▪
  in the case of any gain recognized by an individual non-U.S. holder, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, conversion, or other taxable disposition and certain other conditions are met; or

  ▪
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes during the shorter of the non-U.S. holder's holding period and the 5-year period ending on the date of such sale, exchange, conversion or other taxable disposition.

A non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the sale, exchange, conversion or other taxable disposition under regular graduated U.S. federal income tax rates in generally the same manner as if it were a U.S. holder and, if such non-U.S. holder is a foreign corporation, it may also be subject to the branch profits tax equal to 30% of such non-U.S. holder's U.S. Trade or Business Income or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain derived from the sale, exchange, conversion or other taxable disposition, which may be offset by U.S.-source capital losses, even though such non-U.S. holder is not considered a resident of the United States.

We believe that we are not and do not anticipate becoming a "United States real property holding corporation" for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market (as determined under the Code), such common stock will be treated as a U.S. real property interest only if a non-U.S. holder actually or constructively holds more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code.

Any stock that a non-U.S. holder receives on the sale, exchange, conversion or other taxable disposition of a note that is attributable to accrued interest will not give rise to gain, as described above, but instead will generally be subject to the rules for taxation of interest described above under "— Payments of Interest."

Information Reporting and Backup Withholding.    The amount of interest and distributions paid (including distributions deemed paid) and the amount of tax, if any, withheld with respect to those payments will be reported to the non-U.S. holder and the IRS. Copies of the information returns reporting such interest and distributions and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides, under the provisions of an applicable income tax treaty.

We are generally required to report any basis effects on the notes of corporate actions we take, such as certain distributions to our common shareholders. Recently proposed Treasury regulations, on which we may rely prior to the issuance of final Treasury regulations, specify how the date and amount of constructive distributions are determined, and provide that our determination of those items will generally control the timing and amount of any constructive distributions (or portions thereof) non-U.S. holders would be required to include their taxable income.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends, provided that the withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a "United States person," as defined under the Code, and has received the statement described above in the fourth bullet point under "— Payments of Interest." In addition, information returns will not be filed with the IRS in connection with the payment of proceeds from a sale or other disposition of the notes or the shares of our common stock unless made within the United States or through certain U.S. related payors. In the case of a payment made within the United States, unless the withholding agent has received the statement described above in the fourth bullet point under "— Payments of Interest," a non-U.S. holder may also be subject to U.S. backup withholding on such proceeds.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Withholding on Foreign Accounts.    Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder ("FATCA") imposes withholding taxes on certain types of payments made to "foreign financial institutions" and certain other foreign entities (including financial intermediaries). FATCA generally imposes withholding at a rate of 30% on payments to certain foreign entities of interest on and the gross proceeds of dispositions of the notes and dividends on and the gross proceeds of dispositions of our common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. These withholding rules generally apply to payments of interest and constructive dividends on the notes and dividends on common stock. Currently proposed regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce U.S.-source interest or dividends, such as interest on the notes or dividends on common stock; however, prior versions of the rules would have made such gross proceeds subject to FATCA withholding. Taxpayers (including withholding agents) can currently rely on the proposed regulations until final regulations are issued. Holders should consult their tax advisors regarding the application of FATCA.

The preceding discussion of material U.S. federal income tax considerations is for prospective investors' information only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the notes or shares of our common stock received on conversion thereof in light of their specific situation and applicable taxing jurisdictions.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated August      , 2019, among us and Jefferies LLC and J.P. Morgan Securities LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes listed next to its name in the following table:

Underwriters	Principal Amount of Notes
Jefferies LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the notes offered by us if they purchase any notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the notes, that you will be able to sell any of the notes held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $               per note. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $               per note to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional notes.

	Per Share		Total
	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $100,000, which excludes the expenses of the Concurrent Offering, if any. We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with the offering in an amount up to $10,000.

Listing

Our common stock is listed on Nasdaq under the trading symbol "MLAB".

Option to Purchase Additional Notes

We have granted to the underwriters an option, exercisable for 13 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional $22,500,000 principal amount of additional notes from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions, to cover over-allotments. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional notes proportionate to that underwriter's initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, and our executive officers and directors, have agreed, subject to specified exceptions, not to directly or indirectly:

  ▪
  offer, sell and issue the notes, including the issuance of common stock upon the conversion of the notes, or

  ▪
  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

  ▪
  otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

  ▪
  publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and J.P. Morgan Securities LLC.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC and J.P. Morgan Securities LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes of any series. Specifically, the underwriters may over-allot in connection with the offering of the notes of such series, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes of any series. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes of any series above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes of any series. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, currently are performing, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, J.P. Morgan Securities LLC is also acting as an underwriter in the Concurrent Offering for which it will receive customary discounts and commissions, if the Concurrent Offering is completed.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Activities and Relationships

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

  ▪
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  ▪
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  ▪
  a person associated with the Company under Section 708(12) of the Corporations Act; or

  ▪
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act. To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

A.
Resale Restrictions.    The distribution of the notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

B.
Representations of Canadian Purchasers.    By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to and the dealer from whom the purchase confirmation is received that:

▪
the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106 — Prospectus Exemptions;

▪
the purchaser is a "permitted client" as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

▪
where required by law, the purchaser is purchasing as principal and not as agent; and

▪
the purchaser has reviewed the text above under Resale Restrictions.

C.
Conflicts of Interest. Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

D.
Statutory Rights of Action. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

E.
Enforcement of Legal Rights. All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

F.
Taxation and Eligibility for Investment. Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the company in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of notes may be made to the public in that Relevant Member State other than:

(a)
to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive,

Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representative and the Company that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell securities, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to this offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a relevant person).

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

 LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Latham & Watkins LLP.

 EXPERTS

Plante & Moran, PLLC independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2019, and the effectiveness of our internal control over financial reporting as of March 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Plante & Moran, PLLC's reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

        MESA LABORATORIES, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

        By this prospectus, we may offer and sell from time to time, in amounts, on terms and at prices that will be determined at the time of offering in one or more offerings, debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. You should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

        Our common stock is traded on the Nasdaq Global Select Market under the symbol "MLAB."

        We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we may offer shares of our common stock and preferred stock, debt securities, depositary shares, warrants to purchase common stock or preferred stock, purchase contracts, units, or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer our securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" before you invest in our securities.

        We have not authorized anyone to provide you with information in addition to or different from that contained or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "Mesa," "we," "us," "our," the "company" or similar references refer to Mesa Laboratories, Inc. and its subsidiaries; and the term "securities" refers collectively to our common stock, preferred stock, debt securities, depositary shares, warrants to purchase common stock or preferred stock, purchase contracts, units, or any combination of the foregoing securities.

        This prospectus and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies' trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC's Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet (www.sec.gov) or on our website at www.mesalabs.com/investor-relations. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file after the date hereof with the SEC will automatically update and supersede the information in this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

  •
  Annual Report on Form 10-K for the year ended March 31, 2019, as filed with the SEC on June 3, 2019, including Amendment No. 1 thereto, as filed with the SEC on July 18, 2019;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, as filed with the SEC on July 30, 2019;

  •
  Current Reports on Form 8-K, as filed with the SEC on May 10, 2019 and June 5, 2019;

  •
  Current reports on Form 8-K/A, as filed with the SEC on August 5, 2019; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on April 2, 1984, including any amendments or reports filed for the purpose of updating such description, and as amended and superseded by the disclosure in "Description of Capital Stock" in this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, CO 80228
Attention: Investor Relations
303-987-8000

        You may also access these documents, free of charge on the SEC's website at www.sec.gov or on our website at www.mesalabs.com/investor-relations. The information contained in, or that can be accessed through, our website is not part of this prospectus.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as "may," "will," "could," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this report, and in particular those factors referenced in the section "Risk Factors."

        This prospectus contains forward- looking statements that are based on our management's belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about: the acceptance by the market of our products, the implementation of our business model, strategic plans for our business, including potential divestitures of divisions (and the timing of such divestitures) and acquisitions of businesses or new products, products and technology, the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology, estimates of our expenses, future revenues and capital requirements, our ability to maintain and establish key customer relationships, and our financial performance, developments relating to our competitors and our industry. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus or any supplement to this prospectus, whether as a result of new information, future events or otherwise.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

ABOUT THE COMPANY

        Mesa Laboratories, Inc. designs, manufactures, and markets quality control products and services, many of which are required by regulatory requirements. Our philosophy is to manufacture products of exceptional quality and provide a high level of ongoing service for those products. Our revenues come from product sales, which include hardware and software, and consumables; as well as services, which include installation, discrete maintenance services, and ongoing maintenance contracts. Our strategic goals are to continue to grow revenues and profits through three key strategies—(1) improving our commercial channels, (2) introducing new products to the market, and (3) seeking out companies or product lines to acquire.

        We were incorporated in Colorado in 1982. Our principal executive offices and corporate headquarters are located at 12100 West Sixth Ave., Lakewood, Colorado 80228, and our telephone number is 303-987-8000. Our website is www.mesalabs.com. The information contained in or connected to our website is not incorporated by reference into this prospectus and should not be considered a part hereof.

DESCRIPTION OF CAPITAL STOCK

        In the discussion that follows, we have summarized selected provisions of our Articles of Incorporation and our Bylaws, relating to our capital stock. You should read our Articles of Incorporation and our Bylaws for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."

        Our authorized capital stock consists of 25,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. The following is a summary of the material provisions of the common stock and the preferred stock contained in our Articles of Incorporation and Bylaws.

Common Stock

        As of August 5, 2019, there were 3,923,982 shares of common stock issued and outstanding.

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. Issued shares of common stock for which appropriate consideration have been received are non-assessable and shareholders are not liable for the debts or other obligations of the company.

Preferred Stock

        As of August 5, 2019, there were no shares of preferred stock issued and outstanding.

        Our Articles of Incorporation authorize our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, no par value per share, covering up to an aggregate of 1,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors.

Certain Provisions of Our Articles of Incorporation and Bylaws and Colorado Law

        Certain provisions of our Articles of Incorporation and our Bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult. These provisions, which are summarized below, may discourage certain types of takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions of our Articles of Incorporation and Bylaws may also be significant because they define certain of the aspects of our corporate governance.

        Election of Directors.    Our Bylaws provide that the board of directors may increase the size of our board and designate the directors to fill the vacancies.

        No Cumulative Voting.    Our Articles of Incorporation provide that no shareholder is permitted to cumulate its votes in the election of directors.

        Advance Notice Bylaws.    Our Bylaws require a shareholder seeking to nominate a candidate for election as director or to propose other business at a meeting of shareholders to provide us notice of the proposed candidate or business within a specified period in advance of the meeting.

        Exclusive Forum.    Our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any of the following shall be a state court within the State of Colorado, or, if no state court located within the State of Colorado has jurisdiction, the federal district court for the District of Colorado: (i) any claim that is based upon a violation of a duty under the laws of Colorado by a current or former director, officer, or shareholder in such capacity, (ii) any derivative action or proceeding brought on behalf of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Colorado Business Corporation Act, the Articles of Incorporation or the Bylaws, (iv) any action asserting a claim governed by the internal affairs doctrine that is not included in (i) through (iii).

        Limitations on Liability.    Our Articles of Incorporation provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, so long as such director acted in good faith, subject to certain exceptions under the Colorado Business Corporation Act.

        We have also obtained policies of directors' and officers' liability insurance. These policies insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

Transfer Agent

        The transfer agent for our common stock is Computershare Trust Company, N.A. Its address is 8742 Lucent Blvd., Suite 225, Highlands Ranch, Colorado 80129 and its telephone number is (303) 262-0600.

Listing

        Our common stock is quoted on the Nasdaq Global Select Market, or Nasdaq under the trading symbol "MLAB."

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of our indebtedness, which we refer to collectively as "debt securities." This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.

        In this description, the words "Mesa," "we," "us," and "our" refer only to Mesa Laboratories, Inc., and not to any of our subsidiaries or affiliates. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

  •
  the title of the debt securities;

  •
  the extent, if any, to which the debt securities are subordinated in right of payment to our other indebtedness;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

  •
  the date or dates on which the principal of the debt securities will be payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

  •
  the dates on which interest will be payable and the regular record dates for interest payment dates;

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  •
  the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

  •
  any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

  •
  whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

  •
  the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for our common stock or other securities of us or any other person;

  •
  the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default; and

  •
  the applicability to the debt securities of the provisions described in "—Defeasance" below.

        We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an "original issue discount security") may be described in an applicable prospectus supplement.

        If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

        Unless otherwise indicated in an applicable prospectus supplement:

  •
  the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

  •
  payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:

  •
  by the depositary to a nominee of the depositary;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary;

  •
  by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

  •
  in any other circumstances described in an applicable prospectus supplement.

        The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

        Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

        Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the applicable indenture.

        We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the applicable indenture:

  •
  the applicable depositary would authorize its participants to give the notice or take the action; and

  •
  the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

        Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

Certain Covenants

        Maintenance of Office or Agency.    We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

        Paying Agents, Etc.    If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of or interest on any debt securities that remain unclaimed for two years after the principal or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.

        Existence.    We will be required to, and will be required to cause our subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, and franchises, except to the extent that our board of directors determines that the preservation thereof no longer is desirable in the conduct of our business.

        Restrictive Covenants.    Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

Events of Default

        When we use the term "Event of Default" with respect to debt securities of any series, we generally mean:

  1.
  We default in the payment of any interest on any debt security of that series when due, which default continues for 30 days;

  2.
  We default in the payment when due of the principal of or premium, if any, on any debt security of that series when due;

  3.
  We default in the deposit of any sinking fund payment when due, if applicable;

  4.
  We default in the performance, or breach, of certain of our covenants set forth in the applicable indenture, such as covenants relating to:

  •
  the requirement that we maintain an office in the United States where debt securities of that series may be presented or surrendered for payment and registration of transfer or exchange and where notices and demands may be served upon us in respect of debt securities of that series and the applicable indenture,

  •
  the requirement to hold in trust funds for payments with respect to debt securities of that series if we act as paying agent with respect to debt securities of that series, and

  •
  the requirement that we deliver to the trustee an officer's certificate relating to compliance with conditions and covenants of the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues for 90 days after written notice thereof has been given to us as provided in the indenture;

  5.
  We default in the performance, or breach, of any other of our covenants in the applicable indenture (other than a covenant included in such indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues for 180 days after written notice thereof has been given to us as provided in the applicable indenture;

  6.
  Specified events of bankruptcy, insolvency, or reorganization involving us or certain of our subsidiaries; and

  7.
  Any other Event of Default provided with respect to debt securities of that series issued under the applicable indenture.

        Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that other than in the case of a default of the character contemplated in clause (1) or (2) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

        If an Event of Default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See "—Modification and Waiver" below.

        Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have furnished to the trustee reasonable security or indemnity. Subject to the provisions of the applicable indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy thereunder unless:

  •
  the holder has previously given to the trustee written notice of a continuing Event of Default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series have requested the trustee to institute a proceeding in respect of the Event of Default;

  •
  the holder or holders have furnished reasonable indemnity to the trustee to institute the proceeding as trustee;

  •
  the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of the same series a direction inconsistent with the request; and

  •
  the trustee has failed to institute the proceeding within 60 calendar days.

        However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for the payment of such principal and interest.

        We may be required to furnish to the trustee annually a statement as to our performance of our obligations under the applicable indenture and as to any default in our performance.

        Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

Modification and Waiver

        In general, modifications and amendments of an indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of an indenture may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of, or any installment of principal of, or interest on, any debt security;

  •
  reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

  •
  reduce the percentage in principal amount of debt securities of any series required for modification or amendment of applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults.

        The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:

  •
  a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

  •
  a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Defeasance

        Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below, we:

  1.
  will be deemed to have been discharged from our obligations with respect to the debt securities of that series; or

  2.
  will be released from our obligations to comply with certain covenants described under "—Certain Covenants" above with respect to the debt securities of that series, and the occurrence of an event described in any of clauses (3), (4), (5), (6), and (7) under "—Events of Default" above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.

        Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indentures, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by us to comply with our continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (5) under "—Events of Defaults" above.

        In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal of, premium, if any, and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition:

  •
  no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under an indenture shall have occurred and be continuing on the date of such deposit;

  •
  no Event of Default described in clause (6) under "—Events of Default" above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in such clause (6) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of deposit;

  •
  in the event of any defeasance described in clause (1) above, we shall have delivered an opinion of counsel, stating that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and

  •
  in the event of any defeasance described in clause (2) above, we shall have delivered an opinion of counsel to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.

        If we fail to comply with our remaining obligations under an indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.

Satisfaction and Discharge

        We, at our option, may satisfy and discharge an indenture (except for specified obligations of us and the trustee, including, among others, the obligations to apply money held in trust) when:

  •
  either:

  1.
  all of our debt securities previously authenticated and delivered under the applicable indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or

  2.
  all of our debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

  •
  we have paid or caused to be paid all other sums payable by us under the applicable indenture; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the applicable indenture have been satisfied.

Limitations on Merger and Other Transactions

        Prior to the satisfaction and discharge of an indenture, we may not consolidate with or merge with or into any other person, or transfer all or substantially all of our properties and assets to another person unless:

  •
  either:

  1.
  we are the continuing or surviving person in the consolidation or merger; or

  2.
  the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

  •
  immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

  •
  an officer's certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.

        The continuing, surviving, or successor person will succeed to and be substituted for us with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.

Governing Law

        The indenture, and the debt securities issued thereunder will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        The indenture contains specified limitations on the rights of the trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the applicable indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee's rights as our creditor will not be limited if the creditor relationship arises from, among other things:

  •
  the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

  •
  specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

  •
  disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

  •
  indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

  •
  the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

        The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the trustee must eliminate the conflict or resign.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, number or principal amount and terms of the debt securities, common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each security;

  •
  the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  the identity of the warrant agent;

  •
  the maximum or minimum number of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any material federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number or amount of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, common securities, warrants or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders, or may require holders to make periodic payments to us, and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a specified manner that we will describe in the applicable prospectus supplement which we file with the SEC in connection with a public offering relating to the purchase contracts.

        The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

  •
  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid or not;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

  •
  whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

        We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of each unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

USE OF PROCEEDS

        We intend to use the net proceeds from this offering for general corporate purposes or for other purposes described in a prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to purchasers;

  •
  through agents;

  •
  to or through underwriters or dealers;

  •
  through a combination of these methods; or

  •
  in any other manner permitted by law.

        Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters' compensation and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus;

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the terms of the offering;

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any initial public offering price;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities other than our common stock, which is listed on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

        The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. If certain legal matters in connection with an offering of the securities made by this prospectus are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        Plante & Moran, PLLC independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2019, and the effectiveness of our internal control over financial reporting as of March 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Plante & Moran, PLLC's reports, given on their authority as experts in accounting and auditing.

$150,000,000

MESA LABORATORIES, INC.

          % Convertible Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

J.P. Morgan

Wells Fargo Securities

August      , 2019